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                                                                    EXHIBIT 23.1




                       Consent of KPMG Peat Marwick LLP
                       --------------------------------


The Board of Directors
Bone Care International, Inc.

We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.


/s/ KPMG Peat Marwick

Chicago, Illinois
June 30, 1998